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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION
------------------                       -----------------------------

H+H Zebtrumfuer
Rechnerkommunikation GmbH                           Germany

Logicraft Information Systems, Inc.                 Delaware

Microtest Europe                                    United Kingdom

Microtest GmbH                                      Germany

Microtest, Inc., International                      Guam







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